CONSENT OF INDEPENDENT AUDITOR
We consent to the use in this Post-Effective Amendment to Registration Statement File No. 033-19540 on Form S-6 of our report dated April 10, 2024, relating to the statutory-basis financial statements of New England Life Insurance Company, appearing in the Prospectus Supplement, which is part of such Registration Statement. We also consent to the reference to us under the heading "Independent Auditor" in such Prospectus Supplement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 24, 2024